Exhibit 99.1

SOUTHWEST CASINO CORPORATION ANNOUNCES ITS INTENTION TO VOLUNTARILY TERMINATE ITS REGISTRATION AS A PUBLIC COMPANY WITH ITS COMMON STOCK NO LONGER TO BE QUOTED ON THE OTC BULLETIN BOARD AND THE RESIGNATION OF ITS INDEPENDENT DIRECTORS

Minneapolis, MN – March 31, 2009 – Southwest Casino Corporation (OTCBB: SWCC) announced today that it intends to file a Form 15 with the Securities and Exchange Commission (“SEC”) to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended (the “Act”).  The Company’s obligation to file certain periodic reports and forms with the SEC will immediately be suspended upon filing the Form 15.

The Over the Counter Bulletin Board (“OTCBB”) eligibility rules require that a company’s common stock quoted on the OTCBB must be registered under the Act and such company must file with the SEC certain periodic reports and forms.  The Form 15 filing by the Company will no longer permit its common stock to be quoted on the OTCBB.  While the Company’s common stock may be quoted over-the-counter on the Pink Sheets LLC, there can be no assurance that trading in its common stock will continue on the Pink Sheets or otherwise.

In deciding to deregister its common stock under the Act, the Board of Directors concluded that: (1) the Company does not currently have the financial resources necessary to remain a reporting company with the continuing accounting, compliance and other costs associated with being a reporting company; (2) the Company is currently deriving minimal benefits from having its shares quoted on the OTCBB due to low trading volume and depressed market price; and (3) having to be and remain a reporting company and having to prepare and file SEC reports and other forms requires the expenditure of a disproportionate amount of financial resources and management effort that the Company currently does not have and needs to preserve its cash flow to fund future investment in its Gold Rush and Gold Diggers Casinos in Cripple Creek, CO and current and future management efforts.

The Company also announced the resignation of Mr. Gregg Schatzman as director, Chairman of the Audit Committee and member of the Compensation Committee of the Company, Mr. Jim Holmes as director, member of the audit committee and Chairman of the Compensation Committee and Mr. Gus Chafolias as director and member of the Nominating and Governance Committees.  Mr. Thomas E. Fox, President and Chief

Operating Officer, has become a member of the Board of Directors.  Mr. James Druck will remain as CEO and Chairman of the Board of Directors.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”).  In particular, when used in the preceding discussion, the words “intends to,” “anticipates,” “will become,” “may be” and similar expressions are intended to indemnify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act.

About Southwest Casino Corporation

Southwest Casino Corporation develops, owns, operates, manages and provides consulting services to casinos, gaming facilities and related amenities.  Southwest owns and operates the Gold Rush Hotel and Casino and Gold Digger’s Casino in Cripple Creek, Colorado.  Southwest also has a contract to provide consulting services to Palace Resorts in connection with the development of a casino at its luxury resort under construction in Punta Cana, Dominican Republic and has entered into an agreement to manage the casino after it opens in 2009.  Southwest’s corporate offices are located at 2001 Killebrew Drive, Suite 350, Minneapolis, Minnesota 55425.

This Press Release does not constitute an offer to sell or solicitation of an offer to buy any securities.

This Press Release contains forward-looking statements about Southwest’s ongoing business. These forward-looking statements involve risks and uncertainties that could cause the statements to be incorrect or cause actual results to differ materially.  Many of those risks are described in the Risk Factors section of Southwest’s Quarterly Report on Form 10-Q filed November 14, 2008.  Other risks applicable to these forward-looking statements are described elsewhere in the Quarterly Report and the company’s Annual Report on Form 10-KSB filed March 31, 2008, as well as the company’s other periodic reports filed with the Securities and Exchange Commission. Southwest does not undertake to update any forward-looking statements it makes; but may choose from time to time to update them and, if it does, will disseminate the updates to the investing public.

Contact:

Southwest Casino Corporation

Thomas E. Fox, 952-853-9990

President, Chief Operating Officer and Chief Financial Officer